UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 20, 2019

Date of Report (Date of earliest event reported)

Milacron Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37458	80-0798640
(Commission File Number)	(IRS Employer Identification No.)

10200 Alliance Road, Suite 200 Cincinnati, Ohio	45242
(Address of principal executive offices)	(Zip Code)

(513) 487-5000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	MCRN	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 20, 2019, Milacron Holdings Corp., a Delaware corporation (the “Company”), held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 12, 2019, among Hillenbrand, Inc. an Indiana corporation (“Hillenbrand”), Bengal Delaware Holding Corporation, a Delaware corporation and a wholly owned subsidiary of Hillenbrand (“Merger Sub”), and the Company, pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Hillenbrand (the “Merger”).

As of October 18, 2019, the record date for the Special Meeting, there were 70,495,009 shares of Company common stock outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 52,597,305 shares of Company common stock, representing approximately 74.61% of the outstanding shares entitled to vote, were present in person or represented by proxy, constituting a quorum to conduct business.

At the Special Meeting, Company stockholders considered three proposals, each of which is described in more detail in a definitive proxy statement filed by the Company with the Securities and Exchange Commission on October 18, 2019. The final results regarding each proposal are set forth below.

Proposal No. 1: Approval of the Proposal to Adopt the Merger Agreement

The Company’s stockholders approved the proposal to adopt the Merger Agreement, and approve the Merger contemplated thereby (the “Merger Proposal”). The Merger Proposal was approved by the requisite vote of the Company’s stockholders. The voting results for the Merger Proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
52,576,634	19,598	1,073	—

Proposal No. 2: Approval of the Non-Binding, Advisory Merger-Related Compensation Proposal

The Company’s stockholders approved, by non-binding, advisory vote, compensation arrangements that may be paid or become payable to the Company’s named executive officers in connection with the Merger (the “Merger-Related Compensation Proposal”). The Merger-Related Compensation Proposal was approved by the requisite vote of the Company’s stockholders. The voting results for the Merger-Related Compensation Proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
51,924,683	652,972	19,650	—

Proposal No. 3: Adjournment of the Special Meeting

The Company’s stockholders approved the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve of the Merger Proposal (the “Adjournment Proposal”). The Adjournment Proposal was approved by the requisite vote of the Company’s stockholders. The voting results for the Adjournment Proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
48,983,851	3,612,844	610	—

Item 8.01.	Other Events.

Press Release

On November 20, 2019, the Company issued a press release announcing stockholder approval of the Merger Proposal, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith.

Exhibit No.	Description

99.1	Press release, dated November 20, 2019

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILACRON HOLDINGS CORP.

By:	/s/ Tom Goeke
Name:	Tom Goeke
Title:	President and Chief Executive Officer

Date: November 20, 2019